UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-3665079 (I.R.S. Employer Identification No.)
700 Central Avenue St. Petersburg, Florida 33701 (Address of principal executive offices)	33701 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-256009

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Common Stock of BayFirst Financial Corp. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Our Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-256009) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 3, 2021, as thereafter amended (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference herein, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2.     Exhibits.

Exhibit Number	Exhibit Name	Filed Herewith
4.1	Form of common stock certificate
4.2	Amended and Restated Articles of Incorporation
4.3	Bylaws
4.4	Amendment to Bylaws, dated August 22, 2019

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BAYFIRST FINANCIAL CORP.

Date:    November 22, 2021

By:    /s/ Anthony N. Leo
    Anthony N. Leo
    Principal Executive Officer and
    Chief Executive Officer